                      MANUFACTURING AND MARKETING AGREEMENT


                                     between


                           DIGITALCONVERGENCE.COM INC.


                                       and


                                TANDY CORPORATION

                                TABLE OF CONTENTS

1.       DEFINITIONS...........................................................1

2.       INTELLECTUAL PROPERTY.................................................2
         2.1.     Ownership of Intellectual Property...........................2
         2.2.     License to Manufacture.......................................2
         2.3.     License to Market............................................2
         2.4.     Retention of Rights..........................................3
         2.5.     Exclusivity..................................................3
         2.6.     Indemnification..............................................3
         2.7.     Designs. Molds and Tools.....................................4
         2.8.     Warranty of Patent Application...............................4
         2.9.     License for Internet and Other Uses..........................4

3.       MANUFACTURING.........................................................4
         3.1.     Manufacturing Relationship...................................4
         3.2.     Quality......................................................5
         3.3.     Cost Reduction...............................................5
         3.4.     Orders.......................................................5
         3.5.     Delivery, Inspection and Acceptance..........................7
         3.6.     Reports......................................................8
         3.7.     Warranties of Manufacture....................................8
         3.8.     Disclaimer...................................................8
         3.9.     End User Returns.............................................8
         3.10.    Prototypes...................................................9
         3.11.    Large Scale Failures.........................................9
         3.12.    Second Sourcing..............................................9

4.       MARKETING AND DISTRIBUTION............................................9
         4.1.     Marketing and Distribution Manager[s]........................9
         4.2.     Distribution................................................10
         4.3.     Deployment..................................................10
         4.4.     Media.......................................................10
         4.5.     Packaging...................................................10
         4.6.     Marketing...................................................10
         4.7.     Sales Incentives............................................11
         4.8.     Advertising.................................................11
         4.9.     End User License............................................12
         4.10.    Import......................................................12


                                      -i-

5.       SERVICES WARRANTY....................................................12
         5.1.     Services....................................................12

6.       TRAINING.............................................................12
         6.1.     Training Program Development................................12
         6.2.     Training Program Dissemination..............................12

7.       PAYMENT AND CONSIDERATION............................................13
         7.1.     Pricing.....................................................13
         7.2.     Export and Import Fees......................................13
         7.3.     Payment.....................................................13
         7.4.     Other Consideration.........................................13

8.       AUDIT................................................................14
         8.1.     Records of Tandy............................................14
         8.2.     Records of Digital Convergence..............................14

9.       TERM AND TERMINATION.................................................14
         9.1.     Term of Agreement...........................................14
         9.2.     Termination.................................................14

10.      LIMITATIONS OF LIABILITY.............................................14
         10.1.   Limitations for Digital Convergence..........................14
         10.2.   Limitations for Tandy........................................15
         10.3.   Agreed Allocations of Risk...................................15

11.      CONFIDENTIAL INFORMATION.............................................15
         11.1.   Disclosure and Use Limitations...............................15
         11.2.   Subpoena Procedure...........................................16
         11.3.   Remedies.....................................................16
         11.4.   Return or Destruction of Materials...........................16

12.      MISCELLANEOUS........................................................17
         12.1.   Notice Generally.............................................17
         12.2.   Assignment...................................................17
         12.3.   Headings.....................................................18
         12.4.   Governing Law; Venue; Limitations............................18
         12.5.   Costs........................................................18
         12.6.   Delays.......................................................18
         12.7.   Severability.................................................18
         12.8.   Waiver.......................................................18


                                      -ii-

         12.9.   Entire Agreement.............................................19
         12.10.  Approvals and Consents.......................................19
         12.11.  Further Assurances...........................................19
         12.12.  Representation of Counsel; Mutual Negotiation................19
         12.13.  Supremacy of Contract........................................19
         12.14.  Media Releases...............................................19
         12.15.  No Partnership...............................................19
         12.16.  Wireless Concerto............................................19
         12.17.  Premium Product..............................................20
         12.18.  Agreement Binding on Successors..............................20
         12.19.  Sales, Use, Property Taxes...................................20

         This MANUFACTURING AND MARKETING AGREEMENT (this "Agreement"), effective as of December 6, 1999 (the "Effective Date"), is between DigitalConvergence.com Inc., a Delaware corporation ("Digital Convergence") and Tandy Corporation, a Delaware corporation and its wholly-owned subsidiary A&A International, Inc. ("A&A" and collectively, "Tandy") (hereinafter collectively referred to as the "Parties" and individually as a "Party").

         The Parties hereby agree as follows:

         1.       DEFINITIONS

         As used in this Agreement, the following terms have the respective meanings set forth below:

         "Authorized Manufacturer" shall mean a manufacturer that: (i) is selected by Tandy; and (ii) has been approved by Digital Convergence in writing.

         "Confidential Information" shall mean all information disclosed by a Party (the "Disclosing Party") to the other Party (the "Receiving Party") (in writing, orally, or in any other form) that is identified as confidential or proprietary or that, due to the nature of the information or the circumstances surrounding disclosure, ought to be treated as confidential or proprietary, including but not limited to financial plans, strategic plans, customer lists, technical documentation, software, and, business marketing information. "Confidential Information" shall not include, however, information: (i) previously known to the Receiving Party before receipt from the Disclosing Party; (ii) independently developed by the Receiving Party without access to the Disclosing Party's information; (iii) acquired by the Receiving Party from a third party which is not under an obligation to the Disclosing Party not to disclose such information; or (iv) which is or becomes publicly available through no breach by the Receiving Party of this Agreement, expressly including becoming available through the issuance of a patent.

         "Digital Convergence Intellectual Property" shall mean all Intellectual
Property: (i) owned by Digital Convergence as of the date hereof; or (ii) developed by or on behalf of Digital Convergence for use in connection with the Product(s), including without limitation the Digital Convergence Technology.

         "Digital Convergence Technology" shall mean the unique technology utilized in the product known as K.A.T.-TM- or :CAT-TM- and the software known as Concerto-TM-.

         "Documentation" shall mean printed or electronic materials intended to assist an end-user in installing or operating a Product.

         "Intellectual Property" shall mean all trademarks, service marks, trade names, Internet domain names, designs, logos, slogans and general intangibles of like nature, together with: goodwill, regions and applications relating to the foregoing; registered patents and unregistered patents pending; copyrights (including registrations and applications); computer programs, including any and all software implementation of algorithms, applications, tools, models and methodologies whether in source code or object code, databases and computations, including any and all data and collections of data, all documentation, including user manuals and training materials, relating to any of the foregoing; and technology, know-how, inventions, processes, formulae, algorithms, models, trade secrets and methodologies.

         ":CAT Product(s)" shall mean a handheld device with the capability to read a plurality of barcode formats, the ultimate purpose of which is to direct an end user to a specific Web Site on the Internet or to any software application on their desktop, all as finther described in Exhibit A of this Agreement.

         "Product(s)" shall mean the "Keystroke Automation Technology" and the "Concerto Software Media" products described in Exhibit A, as amended in writing by the parties from time to time, including components and software.

2.       INTELLECTUAL PROPERTY

         2.1. OWNERSHIP OF INTELLECTUAL PROPERTY. As between Tandy and Digital Convergence, Tandy acknowledges and agrees that all Digital Convergence Intellectual Property shall be the sole property of Digital Convergence, and that Tandy shall not gain any right, title, or interest in such Digital Convergence Intellectual Property except as expressly provided under this Agreement.

         2.2. LICENSE TO MANUFACTURE. Subject to the terms of this Agreement, Digital Convergence hereby grants to Tandy a limited, royalty-free, personal, nonexclusive, revocable, worldwide license, pursuant to Digital Convergence's Intellectual Property, to:

                  (a) make, have made, uses have used, manufacture and have manufactured, import and have imported :CAT Products and to test, repair, modify, and assemble the :CAT Products;

                  (b) sublicense the rights granted in (a) above and below, to Authorized Manufacturers, provided however that Tandy shall impose confidentiality restrictions and intellectual property protections which are at least as strict as those in this Agreement; and

                  (c) copy, use and install the software necessary for the manufacture of the :CAT Products.

         2.3. LICENSE TO MARKET. Subject to the terms of this Agreement, Digital Convergence hereby grants to Tandy a limited, royalty-free, personal, non-exclusive, nationwide (including U.S. territories), revocable license, pursuant to Digital Convergence's Intellectual Property, to:

                  (a) package, publish, market, sell (with the prior written approval of Digital Convergence), ship, maintain, support, upgrade and/or distribute the Products, in whole or in part;

                  (b) generate and distribute marketing materials featuring the Products, in whole or in part; and

                  (c) use the :CAT and Concerto trademarks in connection with the advertising, promotion, distribution, and sale of Products, provided that such use is consistent with the format and rules of use set out in Exhibit B, or as otherwise agreed by the Parties.

         2.4. RETENTION OF RIGHTS. All rights to Digital Convergence Intellectual Property which are not expressly granted to Tandy in this Section 2 are retained by Digital Convergence.

         2.5. EXCLUSIVITY. Without the prior written consent of Digital Convergence, neither Tandy nor any Authorized Manufacturer shall manufacture, distribute or offer for sale:

                  (a) Any product, other than the Products, that makes use of the Concerto-TM- software; or

                  (b) Any product during the team of this Agreement that is substantially similar in design, function and results to the Concerto-TM- software or the :CAT Product (while interacting with the Concerto software).

         This provision shall not restrict Tandy from offering for sale products distributed by third persons that make use of Internet navigation devices.

         2.6. INDEMNIFICATION. For all Products, Digital Convergence will indemnify and hold harmless or, at its sole option, settle any action or claim brought against Tandy to the extent that it is based upon a claim that any Product infringes any patent rights, copyright rights, or other intellectual property rights, or incorporates any misappropriated trade secrets (a "Claim"). Digital Convergence will pay any damages finally ageed to or awarded against Tandy that are attributable to such Claim and that are awarded against Tandy in a judgment or settlement approved in advance by Digital Convergence, provided that: (i) Tandy promptly notifies Digital Convergence in writing of the Claim or any threat thereof, (ii) Tandy grants Digital Convergence sole control of the defense and settlement of the Claim; and (iii) Tandy provides Digital Convergence with all assistance, information, and authority reasonably required for the defense and settlement of the Claim at Digital Convergence's expense. Digital Convergence shall not be responsible for damages or costs under any settlement or compromise made without its consent. Tandy may retain their own counsel (at their expense) to monitor and/or participate in the defense and settlement of the Claim.

The foregoing indemnity does not apply to:

                  (a) any Claim based upon any use of a Product other than for its intended purpose, whether by Tandy, any customer, end user, or otherwise;

                  (b) any Claim which is not timely noticed to Digital Convergence by Tandy;

                  (c) any Claim asserting infringement by a combination of a Product with other products, which combination is not intended by the Parties; and

                  (d) any settlement of a Claim made without Digital Convergence's written consent.

         2.7. DESIGNS. MOLDS AND TOOLS. Digital Convergence will notify Tandy prior to issuing an "Order" (as defined in Section 3.4), and will state on the Order itself, whether the pricing for the Order should include charges for designs, molds and tools necessary for the manufacture of the :CAT Products. Tandy will coordinate payment for, and assist in transferring ownership and possession of, such designs, molds and tools from the Authorized Manufacturer to Digital Convergence. As between the parties hereto, Digital Convergence will own, and Tandy hereby assigns, and will cause the Authorized Manufacturers to assign, all right, title and interest it may have in, all specifications, designs, molds and tools used in manufacturing the :CAT Products, as well as all :CAT Product improvements and :CAT Product manufacturing improvements created during the term hereof.

         2.8. WARRANTY OF PATENT APPLICATION. Digital Convergence represents and warrants that it has filed one or more United States patent applications claiming ownership of the Digital Convergence Technology, :CAT and Concerto software and that such applications are currently pending in the United States Patent and Trademark Office.

         2.9. LICENSE FOR INTERNET AND OTHER USES. Digital Convergence also hereby grants Tandy, during the term of this Agreement, a limited, royalty-free, nonexclusive, worldwide, revocable license to use :CAT-TM-/Concerto-TM- - readable codes in its RadioShack.com catalogs and other advertising, and to the extent necessary to enable the RadioShack.com web site to properly recognize and utilize such codes, to incorporate Digital Convergence Intellectual Property into the RadioShack.com web site during the term of this Agreement. Thereafter, for a period of one (1) year, Tandy shall be entitled to a continuation of this license at a royalty rate no less favorable to the rates charged by Digital Convergence to its top 10 clients.

3.       MANUFACTURING

         3.1.     MANUFACTURING RELATIONSHIP

                  (a) MANAGER. A&A will be the product sourcing manager. The Tandy employee who shall serve as the primary contact person for Digital Convergence on all issues related to Product production and delivery will be the Manager of Internet Alliances (currently, Bill Berryhill). The identified contact person shall be authorized to act for Tandy, and will interact with A&A on all product sourcing issues as well as all issues concerning the Authorized Manufacturer and its manufacturing process, testing and analysis, and quality. A&A will, as product sourcing manager, oversee all manufacturing operations by Authorized Manufacturers involving or related to the :CAT Product and, if applicable, upon the request by Digital Convergence, the pressing of CD-ROM discs with the Concerto-TM- software.

                  (b) TANDY'S RELATIONSHIP WITH AUTHORIZED MANUFACTURERS. The parties agree that although Tandy is not the manufacturer of the :CAT Products, Tandy will stand behind the Authorized Manufacturer[s] by using its best efforts to monitor and, to the extent possible, control the manufacturing of :CAT Products to meet scheduled delivery dates and desired Product quality. To that end, Tandy will cause A&A to have persons from its foreign offices monitor the Authorized Manufacturer's[s'] adherence to production schedules, perform sampling inspection at the Authorized Manufacturer's[s'] facility of every lot of :CAT Products manufactured, and perform routine audits to ensure that factory personnel are performing ongoing testing similar to that required by Tandy on its own products.

         3.2. QUALITY. Tandy agrees that it will manage the manufacture of :CAT Products to meet the same quality goals used to manufacture its own line of private label products. Digital Convergence may, at its sole cost and expense, have quality control or other appropriate personnel present at all sites of manufacture of :CAT Products and may conduct reasonable inspections of the manufacturing processes of the :CAT Products. Digital Convergence shall coordinate any such visits and inspections with A&A.

         3.3. COST REDUCTION. The Parties acknowledge that reduction in the cost of manufacturing the :CAT Product(s) is a primary goal of the Parties. Tandy and Digital Convergence each agree to use commercially reasonable efforts to reduce the manufacturing costs for the :CAT Product(s) from present levels. If Tandy fails to reduce the manufacturing costs within six (6) months of the effective date of this Agreement, Digital Convergence may, upon payment of all outstanding invoices (including work in progress) and thirty (30) days prior written notice, terminate all of Tandy's product sourcing functions under this Agreement and cause Tandy to terminate all manufacturing by Authorized Manufacturers. This right of limited termination shall be the sole remedy under this section.

         3.4. ORDERS.

                  (a) PURCHASE ORDERS. Digital Convergence shall submit manufacturing orders ("Orders") in writing to Tandy. Such Orders shall be subject to and governed by the terms and conditions of this Agreement. The preprinted terms and conditions of the Order form shall not apply to, and shall be of no force and effect with regard to, any Order placed hereunder. Orders shall, at a minimum, contain: (i) a description of the Product to be manufactured; (ii) the quantity desired; (iii) the price; (iv) the delivery date; and (v) the delivery mechanism pursuant to Section 3.5, below.

                  (b) ORDER ACCEPTANCE. Upon receipt of any Order conforming to this Agreement, Tandy will forward the Order to an Authorized Manufacturer for acceptance. Upon receipt of such acceptance, Tandy will provide Digital Convergence with written notice of acceptance of the Order and acknowledge tentative delivery date(s) of ordered Products, such written notice of acceptance to be provided within fourteen (14) business days from Tandy's receipt of the Order.

                  (c) ORDER REJECTION. If the Order is rejected, Tandy will provide written notice within fourteen (14) business days from receipt of the Order specifying that the Order is not acceptable, stating the reasons and giving Digital Convergence an opportunity to correct it. If the Order is not correctable, or if the reason for rejection of the Order is Tandy's inability to fulfill an order, Digital Convergence may exercise its Second Sourcing rights set out in, and subject to Section 3.12 below.

                  (d) CANCELLATION AND RESCHEDULING. Digital Convergence may, upon giving written notice fifteen (15) days prior to the date of actual manufacture of Products, request that any Order be rescheduled or cancelled. In the event of such cancellation or rescheduling, Tandy shall be entitled to reimbursement from Digital Convergence in the amount of its reasonable, actual costs (including costs of the Authorized Manufacturer) plus ten percent (10%) of such costs. Such additional reimbursement, if any, shall be separately invoiced by Tandy to Digital Convergence and due and payable within thirty (30) days from the date of the invoice.

                  (e) PRODUCT SPECIFICATIONS AND DESIGN. From time to time, Digital Convergence will provide Tandy with specifications for one or more of the Products ("Product Specifications") which Tandy will provide to the Authorized Manufacturer. Based upon Product Specifications, Tandy will have the Authorized Manufacturer create a design for the Product ("Product Design") which Tandy will provide to Digital Convergence. Digital Convergence shall either approve or reject the Product Design in writing, and shall state the reasons for any rejection. If the Product Design is approved, subject to Section 3.10, Digital Convergence may begin submitting Orders for the Product. If the Product Design is rejected, Tandy will have the Authorized Manufacturer modify the Product Design to eliminate the basis of the rejection, and will re-submit the Product Design for approval or rejection.

                  (f) REQUESTED CHANGES TO PRODUCTS. After a Product Design has been approved, either Party may submit a written request for changes in the Product, which the other may approve in its discretion. If the change appears to be substantial, either party may notify the other party that formal change control procedures will be utilized as follows: Within thirty (30) days of receipt of a written request for a substantial change in the Product, Tandy will discuss the change with the Authorized Manufacturer and will inform Digital Convergence of the price effect, if any, as well as the point of incorporation and anticipated logistic considerations of such change. Both Parties agree to negotiate in good faith regarding the incorporation of any such change, and if incorporated, the price and other terms concerning such change. However, neither Party is under any obligation to agree to change requests unless otherwise expressly stated in this Agreement.

         3.5. DELIVERY, INSPECTION AND ACCEPTANCE. The Parties anticipate two basic delivery mechanisms under this Agreement. Tandy may deliver Products to Digital Convergence or its designate for distribution by Digital Convergence or its designate as set forth in subsection (a) below, or Tandy may deliver Products to Digital Convergence by delivering same to Tandy's distribution centers for distribution by Tandy to RadioShack stores, as set forth in subsection (b) below.

                  (a)      DELIVERY TO DIGITAL CONVERGENCE.

                           (i) DELIVERY. Delivery of Products to Digital Convergence shall be deemed completed when delivered duty paid to Digital Convergence's carrier or forwarding agent which is intended to deliver the Products from the U.S. port of entry to their ultimate "ship to" location (hereinafter each is referred to as a "Delivery"). Unless specified in Digital Convergence's Orders, at least thirty (30) days prior to the scheduled delivery date, Digital Convergence shall give Tandy written instructions regarding the ultimate "ship to" location, forwarding agent and/or carrier and type of conveyance by which such purchases are to be shipped from the U.S. port of entry to the ultimate "ship to" location. Should Digital Convergence fail to arrange and pay for the forwarding agent and/or carrier, Tandy shall select same, which selection shall conform to the standard commercial practices of Tandy for shipment of its products. All costs of transportation of Products from the U.S. port of entry to the ultimate "ship to" location shall be the responsibility of Digital Convergence.

                           (ii) TITLE AND RISK OF LOSS. Title and risk of loss and damages shall pass from Tandy to Digital Convergence upon completion of Delivery as set forth in Section 3.5(a)(i) above.

                           (iii) SECURITY INTEREST. Until the purchase price and all other charges payable by Digital Convergence hereunder are received in full, Tandy will retain a security interest in the Products, and proceeds therefrom, under the Uniform Commercial Code. If requested by Tandy, Digital Convergence agrees to execute such documents as may be necessary or required by Tandy to perfect and protect such security interest.

                           (iv) INSPECTION. Digital Convergence, at its sole cost and expense, shall have the right to obtain, and Tandy will cause the Authorized Manufacturer to provide, randomly selected Product samples from an Order manufacturing run for testing purposes to verify the quality of the Products to be delivered, and Tandy will cooperate with Digital Convergence in regard to such testing and will provide a reasonable number of Product samples upon request.

                  (b)      DELIVERY TO RADIOSHACK STORES.

                           (i) DELIVERY. Delivery of Products to Tandy shall be deemed completed when placed in the possession of a carrier, packed with Tandy's standard commercial packing, F.O.B. Tandy's warehouse facility in the United States (hereinafter each is referred to as a "Tandy Delivery").

                           (ii) TIDE AND RISK OF LOSS. Title to the Products shall pass from Tandy to Digital Convergence upon completion of Tandy Delivery. However, risk of loss and damages shall remain with Tandy until the Products are distributed to end users.

                           (iii) INSPECTION. Digital Convergence, at its sole cost and expense, shall have the right to obtain a reasonable number of randomly selected Product samples from Tandy's warehouse/distribution centers and RadioShack stores for testing purposes to verify the quality of the delivered Products, and Tandy will cooperate with Digital Convergence in regard to such testing and will provide a reasonable number of Product samples upon request.

         3.6. REPORTS. The Parties shall cooperate with each other in forecasting demand and inventory needs, and shall provide any information reasonably requested to estimate current or future manufacturing needs or distribution needs, or to assess a Product's popularity or penetration in a given region.

         3.7. WARRANTIES OF MANUFACTURE. Tandy will cause the Authorized Manufacturer to extend to Digital Convergence the warranties of manufacture typically extended by such manufacturers to Tandy with regard to Tandy's own products. At a minimum, such warranties will include a warranty of clear title free and clear of all liens and security interests, a warranty that the :CAT Products will conform to specifications and be free of defects in material and workmanship for a period of one hundred twenty (120) days from date of either Delivery or Tandy Delivery (provided :CAT Products are used in accordance with the recommendations, instructions, and/or specifications included in the :CAT Product packaging). Tandy will assist Digital Convergence in presenting warranty claims to any Authorized Manufacturer.

         3.8. DISCLAIMER. THE EXPRESS WARRANTIES SET FORTH IN SECTION 3.7 AND THE OBLIGATIONS AND LIABILITIES OF TANDY HEREUNDER, ARE IN LIEU OF, AND DIGITAL CONVERGENCE HEREBY WAIVES, ALL OTHER GUARANTEES AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         3.9. END USER RETURNS. Tandy shall exchange any malfunctioning :CAT Product distributed by Tandy that is brought by a customer to the store from which it was distributed. Tandy may require the customer to return the defective :CAT Product in order to receive a replacement. Digital Convergence shall be entitled to receive, and Tandy shall provide, a credit on all sums due under this Agreement for each :CAT Product returned by an end-user within one hundred twenty (120) days from the date of Delivery due to a defect in workmanship or materials, or a failure to properly operate, provided that the total number of such returned products exceeds three (3%) of the applicable Order (as measured by the number of returned :CAT Products during a twelve (12)-month period compared to the total number of :CAT Products distributed by Tandy during the same period).

         3.10. PROTOTYPES. Before authorizing an initial manufacturing run, or any manufacturing run involving a change in the specifications or manufacturing process, Tandy shall produce, or shall cause an Authorized Manufacturer to produce, a reasonable number of prototype :CAT Products consistent with its practices for its RadioShack division and shall provide them to Digital Convergence for testing, analysis and other reasonable purposes. Additionally, Tandy shall produce, or shall cause the Authorized Manufacturer to produce, and provide a similar number of prototypes as reasonably requested by Digital Convergence each time the manufacturing process is changed or updated.

         3.11. LARGE SCALE FAILURES. If a :CAT Product fails at rates higher than three percent (3%) of any Order, (a "Large Scale Failure") whether discovered in factory testing, Digital Convergence testing, Tandy testing, or through end-user complaints, the Parties shall work promptly and diligently to determine the cause of the failures. Digital Convergence shall be entitled to and Tandy shall pay a refund for all :CAT Products involved in a Large Scale Failure. If the cause of the Large Scale Failure is defects in material, workmanship or failure to conform to specifications, as between the Parties hereto, Tandy shall be responsible for all costs associated with investigating and correcting a Large Scale Failure. If the cause of the Large Scale Failure is the specifications or a design approved by Digital Convergence, Digital Convergence shall be responsible for all costs associated with investigating and correcting a Large Scale Failure. If the Parties do not promptly determine and correct the cause of a Large Scale Failure, Digital Convergence may exercise its Second Sourcing rights set out in, and subject to, Section 3.12 below.

         3.12. SECOND SOURCING. At any time after Delivery of the first two (2) million units of :CAT Products, or should a need for a Second Source arise pursuant to Section 12.6 ("Delays"), Section 3.11 ("Large Scale Failures"), or Tandy's rejection of an Order due to the inability of an Authorized Manufacturer to fill the Order pursuant to Section 3.4(c) ("Order Rejection"), Tandy agrees that Digital Convergence may purchase :CAT Products from manufacturers other than those Authorized Manufacturers utilized by Tandy to perform its services under this Agreement (collectively "Second Sources"), provided that: (i) Digital Convergence has paid all invoices properly and currently due (including costs and work in progress); and (ii) Digital Convergence provides sixty (60) days prior written notice to Tandy that Digital Convergence intends to purchase :CAT Products from Second Sources. The decision by Digital Convergence to Second Source :CAT Products shall be made in good faith, and Digital Convergence shall deal fairly with Tandy in all Second Source situations. Digital Convergence shall not deal directly with any Authorized Manufacturer without the prior written consent of Tandy. Should Digital Convergence decide to obtain a Second Source for reasons of cost reduction, Digital Convergence shall provide Tandy not less than ten (10) business days within which to meet any lower quotes or pricing obtained from any such Second Source.

4.       MARKETING AND DISTRIBUTION

         4.1. MARKETING AND DISTRIBUTION MANAGER[S]. Tandy agrees to identify a marketing and a distribution manager (which may be the same person) to be the primary point[s] of contact for Digital Convergence for marketing and distribution issues. The identified marketing and distribution manager[s] shall be authorized to act for Tandy, and shall be knowledgeable in the areas of the marketing and distribution. The identified marketing and distribution manager[s] should oversee all marketing and distribution operations involving or related to the Products distributed through Tandy's outlets.

         4.2. DISTRIBUTION. Tandy shall use its best efforts to stock the Products at its company owned RadioShack stores, and to encourage dealers to stock the Products at their RadioShack stores during the term hereof and in accordance with the deployment schedule agreed to by the parties hereto. Tandy shall provide nationwide distribution of Products according to the promotional criteria reasonably established by Digital Convergence. The Parties will agree on the methods and manner of distributing the Initial Deployment of Products for distribution to end-users by Tandy owned and associated retail outlets including RadioShack.com. Digital Convergence may also distribute the Products through retail and non-retail channels of distribution but may not directly distribute the :CAT Product through the outlets listed on Exhibit C unless Tandy has consented in writing. Nothing contained in this Agreement shall be construed so as to limit, restrict, or prohibit Digital Convergence from offering for sale, manufacture, or distribution the :CAT Product to other parties not identified on Exhibit C (including manufacturers) who may, in turn, distribute products to those outlets listed in Exhibit C. Tandy warrants and represents that Products it distributes will be distributed only to end users free and clear of all liens.

         4.3. DEPLOYMENT. Digital Convergence shall provide Tandy with at least 1,000,000 :CAT Products on a scaled basis to be agreed upon by the parties hereto (the "Initial Deployment") and manufactured pursuant to this Agreement. Tandy will manage the manufacturing and distribution required to fulfill this obligation. The parties shall mutually develop subsequent deployment/distribution plan(s).

         4.4. MEDIA. Digital Convergence shall provide Tandy with supplies of floppy diskettes or CD-ROMs containing the Concerto software in quantities sufficient to support the staged deployment of :CAT Products. Digital Convergence may also seek third parties to sponsor additional floppy diskettes or CD-ROMs for distribution by Tandy in support of the :CAT Products provided that Tandy consents in writing to act as distributor for such Products, which consent shall not be unreasonably withheld or delayed.

         4.5. PACKAGING. The Parties shall cooperate to determine how Products should be packaged.

         4.6. MARKETING.

                  (a) Digital Convergence may seek third parties to pay for all or part of Digital Convergence's cost of manufacturing in return for their participation in marketing campaigns. For example, a food manufacturer may pay for the manufacture of a Product provided that Tandy will give the Product at no charge to end users who present a proof of purchase from that manufacturer. Tandy will participate in marketing campaigns and provide ride along ad support to third parties that agree to pay for all or part of the cost of manufacturing a Product provided that Tandy consents in writing to provide such ad and marketing support to such third party, which consent shall not be unreasonably withheld or delayed.

                  (b) The parties agree to cooperate to create new marketing efforts related to the Products.

                  (c) Tandy will use commercially reasonable efforts to assist Digital Convergence in meeting with and establishing business relationships with key Tandy partners and resources.

                  (d) Digital Convergence will use commercially reasonable efforts to provide Tandy with one-click online access to RadioShack.com.

                  (e) Digital Convergence will provide on a monthly basis a copy of the initial customer profile to Tandy for any customer from whom Tandy collects profile information and sends the profile information to Digital Convergence.

         4.7. SALES INCENTIVES. Tandy agrees to permit Digital Convergence to establish and fund sales incentives for Tandy Sales Associates, subject to Tandy's approval, which shall not be unreasonably withheld or delayed, including without limitation financial or gift incentive programs based upon various deployment criteria. Tandy will administer all such programs.

         4.8.     ADVERTISING.

                  (a) Tandy shall support and promote the Products through unilateral expenditures from is established advertising budgets for its RadioShack division, including but not limited to RadioShack catalogs, flyers, inserts, direct mail pieces, television and radio, and RadioShack.com. Also, during the term of the Agreement, Tandy's RadioShack division shall tag Digital Convergence in ads using its corporate name, logo, service mark, or its Product marks in combination with the RadioShack service mark, as deemed appropriate solely in the discretion of Tandy on a space available basis, in all broadcast, print or electronic media advertising which directs consumers to RadioShack retail outlets where the Products are available for distribution. Tandy agrees to properly attribute Digital Convergence's trademarks as registered or owned trademarks of Digital Convergence, as appropriate, or as directed by Digital Convergence in writing. Tandy further agrees that, except with respect to materials substantially identical to materials that have previously been approved, it will furnish to Digital Convergence for approval of trademark usage of the Digital Convergence marks a sample of each use of a mark that is different from previously approved usages on advertising, promotional materials, packaging, and labels. If such use is not approved, Digital

Convergence shall correct the trademark usage on the sample, and return it to Tandy. Tandy will amend its use as instructed. Tandy will use all commercially reasonable efforts to provide Digital Convergence adequate review and approval time. Digital Convergence will use all commercially reasonable efforts to review, approve and return samples in sufficient time to allow production changes. The Parties will cooperate to develop, at Digital Convergence's cost, posters and other in-store, point of sale promotional materials which Tandy will cause to be displayed prominently in Tandy-owned RadioShack stores, and request to be displayed in dealer stores.

                  (b) Digital Convergence will promote the Products and Tandy through advertising as follows: (i) as Digital Convergence deems it to be feasible, Digital Convergence will tag RadioShack stores in television marketing efforts conducted by Digital Convergence as a place to obtain :CATS; (ii) as Digital Convergence deems it to be feasible, Digital Convergence will mention Tandy or RadioShack in public relations efforts, as a place to obtain :CATS;
(iii) Digital Convergence will tag Tandy and mutually agreed Tandy campaigns within Digital Convergence's nationwide long form advertisements; and (iv) Digital Convergence shall provide a reasonable number of posters to Tandy for display in RadioShack locations.

                  (c) The Parties will cooperate to develop additional marketing campaigns.

         4.9. END USER LICENSE. Digital Convergence shall provide Tandy with an end-user license to be included in or on the packaging for the Products. Tandy will only distribute Products to end users.

         4.10. IMPORT. Tandy will mark :CAT Products and packaging and certify them in accordance with the laws and requirements of the country in which the :CAT Products are manufactured and the country to which the :CAT Products are shipped.

5.       SERVICES WARRANTY

                  5.1. SERVICES. Tandy warrants and represents that it will perform its services and obligations under this Agreement in a good and workmanlike manner.

6.       TRAINING

         6.1. TRAINING PROGRAM DEVELOPMENT. Digital Convergence shall at its sole cost and expense write, produce, edit and master a video program which will familiarize end users with the installation and operation of the Product[s] and with the features and functions of the Product[s] (a "Customer Training Video"). Tandy shall participate in, review, and approve the Customer Training Video. Additionally, Digital Convergence shall write, produce, edit and master a video program which will familiarize Tandy employees with the installation and operation of the Product and with the features and functions of the Product, and prepare them to assist end users (an "Employee Training Video"). Tandy shall participate in, review, and approve the Employee Training Video.

Digital Convergence shall deliver to Tandy copies of the Customer Training Video and the Employee Training Video in quantities sufficient to support the staged deployment of Products.

         6.2. TRAINING PROGRAM DISSEMINATION. Immediately after receiving copies of the Customer Training Video, Tandy shall provide a copy of the Customer Training Video to each Radio Shack store in accordance with the training program and deployment schedule developed by the parties. Tandy shall broadcast the Employee Training Video on the Tandy Satellite Training Network. The Parties will cooperate and work together in good faith to develop an effective training program and schedule which utilizes both the Customer Training Video and the Employee Training Video.

7.       PAYMENT AND CONSIDERATION

         7.1. PRICING. The price to be paid by Digital Convergence to Tandy for its services hereunder will be based on pre-Order quotes supplied by Tandy and will be Tandy's delivered cost, calculated by A&A in the same manner as for the RadioShack division of Tandy, but which will include a ten percent (10%) mark up for A&A's services, plus any tooling costs not included in the delivered cost. All pre-Order quotes will be based on shipment of Product Orders by sea, unless Digital Convergence specifies shipment by air. In that event, Digital Convergence will bear the difference in cost.

         7.2. EXPORT AND IMPORT FEES. The prices to be paid by Digital Convergence for Products as set forth in this Agreement will include fees for any domestic or foreign forwarding agent, consular invoices, and for any of the documents required by the country of destination. The parties will cooperate to obtain all required import licenses, permits or other governmental orders and Tandy will notify Digital Convergence of the cost thereof

         7.3. PAYMENT. All Orders shay be pre-paid or accompanied by a confirmed, irrevocable, documentary letter of credit ("L/C") in the amount of the total Order price (including estimated fees and commissions) estimated by Tandy, issued by a U.S. banking institution acceptable to Tandy, and in form and substance acceptable to Tandy. Upon verifiable proof the L/C has been properly arranged for, A&A will place the Order with the Authorized Manufacturer. At a minimum, each L/C shall: (i) be valid until the date of Delivery; (ii) specify A&A International, Inc., 100 Throckmorton, Suite 1200, Fort Worth, Texas as the beneficiary; (iii) provide for payment to A&A in United States dollars; and (iv) provide for payment to A&A upon the delivery of an original letter (or telecopy or fax thereof ) signed by the Controller of A&A or any Vice President of A&A, which provides: [A] the L/C number; [B] the U.S. dollar amount being drawn; and [C] a certification that the drawing is pursuant to an Order issued by Digital Convergence and that manufacturing has been completed. No other documentation shall be required. The Parties may modify these procedures by written agreement, signed by authorized officers of A&A or Tandy. Any L/C shortfall will be billed to Digital Convergence and all such invoices will be due and payable within thirty (30) days from the date of the invoice.

         7.4. OTHER CONSIDERATION. The Parties agree that as additional consideration, Tandy is receiving the marketing and advertising services provided by Digital Convergence under this Agreement, and Digital Convergence is receiving the marketing, advertising and distribution services provided by Tandy under this Agreement. Each party shall account for the value of its respective services and provide such valuation to the other party within a reasonable time after the execution of this Agreement.

8.       AUDIT

         8.1. RECORDS OF TANDY. Tandy shall maintain all records necessary to demonstrate its performance under this Agreement, including without limitation, shipping records, materials invoices, store records, and defect and testing records. Digital Convergence shall have the right to audit Tandy's records, during normal business hours, no more than semi-annually. Should any audit reveal that Digital Convergence was overcharged by Tandy, Tandy shall refund the amount of any overcharge, and pay all of Digital Convergence's reasonable and necessary costs incurred in performing the audit.

         8.2. RECORDS OF DIGITAL CONVERGENCE. Digital Convergence shall maintain all records necessary to demonstrate its performance under this Agreement. Tandy shall have the right to audit Digital Convergence's records, during normal business hours, no more than semi-annually.

9.       TERM AND TERMINATION

         9.1. TERM OF AGREEMENT. The initial term of this Agreement shall be from the Effective Date until December 31, 2001 (the "Initial Term") and will automatically renew for successive one (1) year terms unless written notice of nonrenewal is given by either Party at least ninety (90) days prior to the end of the Initial Term or any successive term. Notwithstanding the foregoing, however, either party may terminate this Agreement at any time after the expiration of the Initial Term by providing not less than ninety (90) days notice thereof to the other party.

         9.2. TERMINATION. Additionally, without prejudice to any other rights or remedies at law, equity, or otherwise of the Party so terminating, a Party (the "Terminating Party") may terminate this Agreement by giving a notice to the other Party (the "Defaulting Party"): (i) if at any time, the Defaulting Party commits a material breach of this Agreement and fails to remedy same to the Terminating Party's satisfaction within thirty (30) days after delivery of notice by Terminating Party of the occurrence or existence of such breach; or
(ii) if the Defaulting Party applies for or consents to the appointment of a receiver, trustee, or liquidator for substantially all of its assets or such a receiver, trustee, or liquidator is appointed; or the Defaulting Party has filed against it an involuntary petition of bankruptcy that has not been dismissed within thirty (30) days thereof, or files a voluntary petition of bankruptcy, or a petition or answer seeking reorganization, or an arrangement with creditors, or seeks to take advantage of any other law relating to relief of debtors, or makes an assignment for the benefit of creditors.

10.      LIMITATIONS OF LIABILITY

         10.1. LIMITATIONS FOR DIGITAL CONVERGENCE. WITH THE EXCEPTION OF CLAIMS MADE UNDER SECTION 2.6 ABOVE, DIGITAL CONVERGENCE SHALL NOT BE LIABLE OR OBLIGATED FOR ANY REASON IN ANY MANNER FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, INDIRECT OR TORT DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY DAMAGES RESULTING FROM LOSS OF USE, LOSS OF DATA, LOSS OF PROFITS OR LOSS OF BUSINESS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE PERFORMANCE OR NON-PERFORMANCE OR NON-AVAILABILITY OF THE DIGITAL CONVERGENCE TECHNOLOGY, OR OF ANY OTHER OBLIGATIONS RELATING TO THIS AGREEMENT, WHETHER OR NOT DIGITAL CONVERGENCE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. DIGITAL CONVERGENCE SHALL NOT BE LIABLE OR OBLIGATED IN ANY MANNER TO TANDY FOR ANY AMOUNT IN EXCESS OF THE PAYMENTS ACTUALLY MADE TO TANDY FOR THE TWELVE (12) MONTHS PRIOR TO A CLAIM RELATED TO THIS AGREEMENT. THIS LIMITATION OF DIGITAL CONVERGENCE'S LIABILITY IS CUMULATIVE, AND ALL OF DIGITAL CONVERGENCE'S REASONABLE EXPENDITURES ON ACCOUNT OF ANY LIABILITY OR OBLIGATION TO TANDY ARISING UNDER THIS AGREEMENT SHALL BE ADDED TO DETERMINE WHEN THIS LIMITATION ON DIGITAL CONVERGENCE'S LIABILITY IS EXHAUSTED.

         10.2. LIMITATIONS FOR TANDY. WITH THE SOLE EXCEPTION OF CLAIMS BASED UPON MISAPPROPRIATION OF INTELLECTUAL PROPERTY BY TANDY OR BY AN AUTHORIZED MANUFACTURER (THE "EXCEPTION"), AND NOTWITHSTANDING ANY PROVISION CONTAINED HEREIN TO THE CONTRARY, THE MAXIMUM LIABILITY OF TANDY TO DIGITAL CONVERGENCE ARISING OUT OF OR IN CONNECTION WITH ANY SALE, USE OR OTHER EMPLOYMENT OF ANY PRODUCTS DELIVERED HEREUNDER OR ANY OTHER OBLIGATIONS RELATING TO THIS AGREEMENT, WHETHER SUCH LIABILITY ARISES FROM ANY CLAIM BASED UPON CONTRACT, WARRANTY, TORT OR OTHERWISE, SHALL NOT EXCEED THE ACTUAL AMOUNT PAID TO TANDY BY DIGITAL CONVERGENCE FOR THE SUBJECT UNITS OF PRODUCTS DELIVERED HEREUNDER. DIGITAL CONVERGENCE AGREES THAT IN NO EVENT OTHER THAN THE EXCEPTION SHALL TANDY BE LIABLE FOR ANY INDIRECT, SPECIAL, TORT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES.

         10.3. AGREED ALLOCATIONS OF RISK. The Parties agree that the foregoing are freely bargained for allocations of risk.

11.      CONFIDENTIAL INFORMATION

         11.1. DISCLOSURE AND USE LIMITATIONS. Each Party shall maintain in confidence all Confidential Information received from the other Party, shall use such Confidential Information only as expressly contemplated by this Agreement, and shall not disclose any such Confidential

Information to a third party, or use or duplicate any Confidential Information, except as expressly permitted hereunder or make any unauthorized use thereof. Each Party will limit the disclosure of Confidential Information to those of its employees who have a need to access such Confidential Information for that Party's performance of this Agreement. Each Party shall treat such Confidential Information with the same degree of care against disclosure or unauthorized use which it affords to its own information of a similar nature. Notwithstanding the foregoing, Tandy may disclose Digital Convergence Confidential Information to Authorized Manufacturers as necessary to accomplish the manufacture of the :CAT Products, provided that Tandy imposes the same duties of confidentiality upon such Authorized Manufacturers as Tandy has under this Agreement. Tandy shall obtain a non- disclosure agreement (a sample of which is attached hereto as Exhibit D) from, and executed by, each Authorized Manufacturer and shall provide a copy thereof to Digital Convergence.

         11.2. SUBPOENA PROCEDURE. In the event the Receiving Party receives a subpoena or other validly issued administrative or judicial process requesting any portion of the Confidential Information of the Disclosing Party, the Receiving Party shall promptly notify the Disclosing Party and tender to it defense of such demand. Unless the demand shall have been timely limited, quashed or extended, the Receiving Party shall thereafter be entitled to comply with such subpoena or other process to the extent permitted by law. If requested by the Disclosing Party to whom the defense has been tendered, the Receiving Party shall cooperate (at the expense of the Disclosing Party) in the defense of a demand.

         11.3. REMEDIES. The Receiving Party agrees that the unauthorized disclosure or use of the Disclosing Party's Confidential Information may cause irreparable harm and significant and immeasurable injury. Accordingly, the Receiving Party agrees that the Disclosing Party shall have the right to seek an injunction against any breach of this Section 11.

         11.4. RETURN OR DESTRUCTION OF MATERIALS. Except as otherwise stated herein, upon termination of this Agreement at the Disclosing Party's request, the Receiving Party shall, at the Receiving Party's option, either: (i) return to the Disclosing Party all copies of the Disclosing Party's Confidential Information in tangible (including electronic) form; or (ii) destroy all copies of Disclosing Party's Confidential Information in tangible (including electronic) form which are not returned, and certify to the Disclosing Party that all such copies of such Confidential Information have been destroyed. The foregoing notwithstanding, Confidential Information shall remain so for a period of one (1) year after termination or expiration of this Agreement or any renewal thereof.

                  [Remainder of page intentionally left blank.]

12.      MISCELLANEOUS

         12.1. NOTICE GENERALLY. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either faxed, delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

              (a)  If to Digital Convergence:

                   Digital Convergence.Com
                   4264 Kellway Circle
                   Addison, Texas 75244
                   Attn: Chief Executive Officer
                   Facsimile: (972) 818-4805

                   and                            and

                   Vinson & Elkins L.L.P.         Patrick Stark, Esq.
                   3700 Trammell Crow Center      Kane, Russell, Coleman & Logan
                   2001 Ross Avenue               1601 Elm Street,
                   Dallas, Texas 75201-2975       Suite 3700
                   Attention: Jeffrey Chapman     Dallas, Texas 75201
                   Facsimile: (214) 999-7797      Facsimile: (214) 777-4299

              (b)  If to Tandy:                   and

                   Tandy Corporation              A&A International, Inc.
                   100 Throckmorton Street,       100 Throckmorton Street,
                   Suite 1900                     Suite 1200
                   Fort Worth, Texas 76102        Fort Worth Texas 76102
                   Attn.: General Counsel         Attn.: Controller
                   Facsimile: (817) 415-3926      Facsimile: (817) 415-2774


or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) business days after the same shall have been deposited in the United States mail.

         12.2. ASSIGNMENT. The licenses granted under this Agreement are personal to Tandy and may not be assigned without the written consent of Digital Convergence.

         12.3. HEADINGS. The section or other headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement. Unless otherwise stated, references to Sections herein are references to Sections hereof.

         12.4. GOVERNING LAW; VENUE; LIMITATIONS. This Agreement and the rights and obligations of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of Texas without reference to its provisions on conflict of laws. Texas is the exclusive venue if the action includes a claim arising out of or relating to this Agreement or the use of the Product. All payments to Tandy hereunder shall be made in Fort Worth, Tarrant County, Texas and all disputes hereunder shall be resolved in the applicable state or federal courts located in Tarrant County, Texas. Any and all claims hereunder shall be raised within one (1) year of the event or occurrence from which they arise.

         12.5. COSTS. If either Party must bring suit to enforce or preserve its rights under this Agreement, the Party prevailing in such suit shall be entitled to all costs and expenses related to such enforcement, including, but not limited to, reasonable attorneys' fees.

         12.6. DELAYS. Neither Party shall be liable to the other Party for any delay or failure to perform under this Agreement due to causes beyond the reasonable control of the nonperforming Party. Should such delay occur, the date or dates for performance shall be extended for a period equal to the number of days during which performance is so delayed. Notwithstanding the foregoing, if the Delivery of any :CAT Product is delayed for more than sixty (60) days due to any cause beyond the control of Digital Convergence but within the control of Tandy or the Authorized Manufacturer, Digital Convergence may cancel its Order for the delayed :CAT Product by giving written notice to Tandy of such cancellation at any time prior to Delivery thereof, and may exercise its Second Sourcing rights set out in, and subject to, Section 3.12 in lieu of any and all other remedies. Such cancellation will be without penalty if the cause of the delay was within Tandy's or the Authorized Manufacturers' control. Otherwise, the Parties will cooperate in good faith to reasonably apportion the costs of cancellation among Tandy, Digital Convergence and the Authorized Manufacturer.

         12.7. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If the application of any provision of this Agreement to any particular facts or circumstances shall be held to be invalid or unenforceable by a court of competent jurisdiction, then: (i) the validity and enforceability of such provision as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement shall not in any way be affected or impaired thereby; and (ii) such provision shall be enforced to the maximum extent possible so as to effect the intent of the Parties and shall be reformed without further action by the Parties to the extent necessary to make such provision valid and enforceable while preserving the original intent of the Parties.

         12.8. WAIVER. The waiver by either Party of a breach of or a default under any provision of this Agreement shall be in writing and shall not be construed as a waiver of any subsequent breach of or default under the same or any other provision of this Agreement, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right or remedy that it has or may have hereunder or by law or at equity operate as a waiver of any right or remedy.

         12.9. ENTIRE AGREEMENT. This Agreement together with the Exhibits hereto constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all previous communications, agreements, and understandings between the Parties relating to the subject matter hereof. Neither Party has entered into this Agreement in reliance upon any representation, warranty, or undertaking of the other Party that is not set out or referred to in this Agreement. No amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by a duly authorized representative of each Party.

         12.10. APPROVALS AND CONSENTS. Except as expressly provided otherwise in this Agreement, where agreement, approval, acceptance, or consent by either Party is required by any provision of this Agreement, that action will not be unreasonably delayed or withheld.

         12.11. FURTHER ASSURANCES. Each Party will, at the other's request, enter into additional agreements or assignments, or will obtain other documentation as is reasonably necessary to give effect to this Agreement.

         12.12. REPRESENTATION OF COUNSEL; MUTUAL NEGOTIATION. Each Party acknowledges it has had the opportunity to be represented by counsel of its choice in negotiating this Agreement. This Agreement will therefore be deemed to have been negotiated and prepared at the joint request, direction, and construction of the Parties, at arms length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to any Party.

         12.13. SUPREMACY OF CONTRACT. If there is any conflict between the terms and conditions of this Agreement and any Exhibit, Schedule, addendum, or document incorporated by reference in this Agreement, the body of this Agreement will control.

         12.14. MEDIA RELEASES. The Parties shall cooperate with each other to prepare a mutually acceptable press release with regard to the announcement of this Agreement.

         12.15. NO PARTNERSHIP. The sole relationship between the Parties shall be that of independent contractors. Nothing herein shall be construed to constitute the Parties as partners, joint venturers, or agents of each other in any way whatsoever. Neither Party shall make any warranties or representations, or assume or create any obligations, on the other Party's behalf. Each Party shall be solely responsible for the actions of its respective employees, agents, and representatives.

         12.16. WIRELESS CONCERTO. The Parties agree to work together in good faith to determine if it is feasible to market a wireless Concerto product. If the Parties determine that it is feasible, they may enter into a separate agreement related to the manufacturing and marketing of such a product.

         12.17. PREMIUM PRODUCT. The Parties agree to work together in good faith to determine if it is feasible to market a "premium" :CAT Product. If the Parties determine that it is feasible, they may enter into a separate agreement related to the manufacturing and marketing of such a product.

         12.18. AGREEMENT BINDING ON SUCCESSORS. This Agreement shall be binding on and shall inure to the benefit of the parties hereto, their successors, administrators, heirs and assigns.

         12.19. SALES, USE, PROPERTY TAXES. All liability for sales/use taxes or property taxes due or claimed due as a result of the distribution of the Products to end-users (if any) shall be the responsibility of Digital Convergence.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed.


TANDY CORPORATION                            DIGITALCONVERGENCE.COM INC.



By:      /s/ David J. Edmondson              By:      /s/ J. Jovan Philyaw
   -----------------------------------          -------------------------------
Name:    David J. Edmondson,                 Name:    J. Jovan Philyaw,
Title:   Senior Vice President               Title:   Chief Executive Officer


A&A INTERNATIONAL, INC.



By:      /s/ David Christopher
   -----------------------------------
Name:    David Christopher,
Title:   President